Exhibit 99.1

Clark Holdings Appoints Chief Financial Officer

Kevan D. Bloomgren Joins Company's Senior Management Team

TRENTON, N.J., June 1 — Clark Holdings Inc. (“Clark”) (NYSE AMEX: GLA; GLA.U; GLA.WS), a non-asset-based provider of mission-critical supply chain solutions, today announced the appointment of Kevan D. Bloomgren to the position of Chief Financial Officer.

Mr. Bloomgren comes to Clark from Media Sciences International Inc, a publicly traded company where he was Chief Financial Officer. Prior to joining Media Sciences, Mr. Bloomgren was Chief Financial Officer for Melville, New York-based digital communications company Rapid Solutions Group (RSG), a wholly owned reporting subsidiary of Janus Capital Group, Inc. Mr. Bloomgren earned his CPA as an auditor and consultant for Arthur Andersen & Co. Mr. Bloomgren is a graduate of University of Denver and has an MBA in Finance from The Wharton School, University of Pennsylvania.

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, brokerage, international air and ocean freight forwarding services to the print media and other industries.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark.  Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements.  These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark's filings with the Securities and Exchange Commission.  Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.